UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2014

OCEAN ELECTRIC INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52775	20-4076559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

112 North Curry Street, Carson City, Nevada	89703
(Address of principal executive offices)	(Zip Code)

775-321-8216

Registrant’s telephone number including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

On January 29, 2014, Ocean Electric Inc., a Nevada corporation (the “Company”), entered into a Consolidated Loan Agreement (the “Loan Agreement”) with Zenith Equity Group Ltd., a company incorporated under the laws of Belize (“Zenith”), to consolidate certain outstanding loans made by Zenith to the Company in 2012 and 2013 and to extend new loans to the Company.  Zenith is also shareholder of the Company and owns more than 5% of the issued and outstanding shares of common stock of the Company.

The Loan Agreement consolidates outstanding loans of $450,000 made on June 26, 2012 and $40,000 made on September 18, 2013,  and accrued interest of $25,623.83 (collectively, the “Consolidated Debt”).  The prior two loan agreements are terminated. In additional to the Consolidated Debt, upon signing, Zenith will lend $100,000 (the “New Credit Loan”) and make available from time to time, to the Company, an aggregate amount of $300,000 prior to December 31, 2014 (the “Drawdown”, together with the Consolidated Debt and the New Credit Loan, the “Loan”). The Loan has a maturity date of April 15, 2018. The interest rate on the Loan will be 6% per year, simple interest, calculated on the basis of a 365-day year.  Prior to the Maturity Date, the Company has the right to prepay the principal and the interest due thereon, in whole and in part, in its sole discretion, by providing Zenith a prepayment notice. The minimum prepayment notice period is 45 days, during which Zenith may convert the amount intended to be prepaid into shares of common stock under the conversion terms of the Loan Agreement.

Zenith has the right to convert at any time and from time to time the principal and accrued interest due into shares of common stock of the Company, at the initial rate of $0.10 per share, subject to the limitation specified in connection with a prepayment of principal and interest. The conversion rate is subject to adjustment for stock dividends, stock splits and similar corporate events. Zenith can exercise its conversion rights only when the Company has the authorized and un-issued shares available to be issued at the time of conversion.  Zenith must present the Company a specific acknowledgment if after the conversion, the resulting shares represent more than 9.99% of the issued and outstanding shares of common stock of the Company, including any shares that may be issuable under any convertible or exercisable instruments of the Company held by Zenith.

In addition to the right of conversion, Zenith has the right to offer all or a portion of the principal and interest due under the Loan Agreement in payment of shares of common stock of the Company in any offering of shares of common stock being offered for sale directly by the Company.

The Loan Agreement is governed by the laws of the state of Nevada.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 regarding the Company’s entry into, and borrowings under, the Loan Agreement is incorporated herein by reference.

Item 3.02.

Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 regarding the Zenith’s conversion rights under the Loan Agreement is incorporated herein by reference.  The shares, if issued, will be issued in reliance on an exemption from registration provided by Rule 506(b) of the Securities Act of 1933, as amended.

Item 9.01

 Financial Statements and Exhibits

The following is filed as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description of Document

10.1	Consolidated Loan Agreement, dated January 29, 2014, by and between Zenith Equity Group Ltd. and Ocean Electric Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 29, 2014

OCEAN ELECTRIC, INC.

By:	/s/ Ricardo Prats
Name: Ricardo Prats
Title: President